Exhibit 10.4

CRA INTERNATIONAL, INC.
1,899,227 Shares Common Stock (1)

UNDERWRITING AGREEMENT

June 23, 2005

J.P. Morgan Securities Inc.

William Blair & Company, L.L.C.

Piper Jaffray & Co.

Adams Harkness, Inc.

As Representatives of the Several

Underwriters Named in Schedule A

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York  10172

Ladies and Gentlemen:

SECTION 1.          Introductory.  CRA International, Inc. (the “Company”), a Massachusetts corporation, has an authorized capital stock consisting of 1,000,000 shares of Preferred Stock, without par value, of which no shares are outstanding and 25,000,000 shares of Common Stock, without par value (“Common Stock”), of which 10,172,188 shares were outstanding as of May 25, 2005.  The Company proposes to issue and sell 710,000 shares of its authorized but unissued Common Stock, and certain stockholders and optionholders of the Company (collectively referred to as the “Selling Stockholders” and named in Schedule B) propose to sell 1,189,227 shares of the Company’s issued and outstanding Common Stock, to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined (“Underwriters”), who are acting severally and not jointly.  Collectively, such total of 1,899,227 shares of Common Stock proposed to be sold by the Company and the Selling Stockholders is hereinafter referred to as the “Firm Shares.”  In addition, the Company and the Selling Stockholders propose to grant to the Underwriters an option to purchase up to 284,884 additional shares of Common Stock (“Option Shares”) as provided in Section 4 hereof.  The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.”

(1) Plus an option to acquire up to 284,884 additional shares to cover overallotments.

You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the Pricing Agreement hereinafter defined has been executed and delivered.

Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholders and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the “Pricing Agreement”).  The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto.  The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement.  From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

SECTION 2.          Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a)           Registration Statement; Prospectus.  A registration statement on Form S-3 (File No. 333-123903), including a related preliminary prospectus, with respect to the Shares has been prepared and filed with the Securities and Exchange Commission (the “Commission”) by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act;” unless indicated to the contrary, all references herein to specific rules are rules promulgated under the Securities Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required.

Such registration statement (as amended, if applicable) at the time it became effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the “Registration Statement,” and the “Prospectus,” respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use.  If the Company elects to rely on Rule 434 of the Securities Act, all references to “Prospectus” shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the Securities Act (“Rule 434 Prospectus”).  Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (“Rule 462(b) Registration Statement”) shall be deemed to be part of the “Registration Statement” as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the “Prospectus,” as defined herein, as appropriate.  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the “Exchange Act.”  Any reference herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Securities Act (“Incorporated Documents”), as of the date of such preliminary prospectus or Prospectus, as the case may be.  Any document filed by the Company under the Exchange Act after the effective date of the Registration Statement or the date of the Prospectus and incorporated by reference in the Prospectus shall be deemed to be included in the Registration Statement and the Prospectus as of the date of such filing.

(b)           Compliance with Registration Requirements.  The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Underwriters expressly for use therein.  There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(c)           Offering Materials Furnished to Underwriters.  The Company has delivered to each Representative and their counsel one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and to each Underwriter conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested.

(d)           Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

(e)           The Underwriting Agreement and the Pricing Agreement.  This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by, and are valid and binding agreements of, the Company, enforceable in accordance with their terms, except as rights to indemnification or contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(f)            Authorization of the Shares.  The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(g)           No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived or complied with.

(h)           No Material Adverse Change.  Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus:  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries (the “Subsidiaries”), considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and the Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company, by a Subsidiary on any class of capital stock or repurchase or redemption by the Company or any Subsidiary of any class of capital stock.

(i)            Independent Accountants.  Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, is an independent registered public accountanting firm as required by the Securities Act and the Exchange Act.

(j)            Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  The supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein.  Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required to be included in the Registration Statement.  The financial data set forth in the Prospectus under the captions “Prospectus Supplement Summary - Summary Consolidated Financial Data,” “Selected Consolidated Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

(k)           Incorporation and Good Standing of the Company and the Subsidiaries.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.  Each Subsidiary has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.  Each of the Company and the Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  The Company is the legal and beneficial owner of the capital stock or membership interest in each Subsidiary, as described in the Registration Statement.  The Company owns its capital stock or membership interest in each Subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.  Except as described in the Prospectus, the Company has no obligation to contribute capital to any Subsidiary pursuant to the organizational documents, operating agreement or certificate of formation of such Subsidiary or any contractual arrangement with any third party.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

(l)            Compliance with Laws.  The conduct of the business of the Company and each of the Subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not result in a Material Adverse Change.

(m)          Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company as of May 13, 2005 was as set forth in the Prospectus under the caption “Capitalization.”  The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Prospectus.  All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholders) have been duly authorized and validly issued, are (except, in the case of shares purchased by officers of the Company under agreements which provide for the purchase price to be paid in installments, to the extent of the installments which are not yet due and payable) fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiary other than those accurately described in the Prospectus and those relating to NeuCo, Inc.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus is an accurate and fair description in all material respects of such plans, arrangements, options and rights.

(n)           Exchange Act and Nasdaq National Market Listing.  The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the “NASD”) is contemplating terminating such registration or listing.

(o)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any Subsidiary is in violation of its charter or by-laws or other applicable organizational documents or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or such Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or such Subsidiary is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement and the Pricing Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws or other applicable organizational documents of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances (A) as to which the Company has obtained prior to the date hereof a valid waiver or consent, a copy of which has been delivered to counsel for the Underwriters, or (B) as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and the Pricing Agreement and consummation of the transactions contemplated hereby and thereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act or applicable state securities or blue sky laws and from the NASD.

(p)           No Material Actions or Proceedings.  There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against the Company or any Subsidiary, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any Subsidiary or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or any Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.  No material labor dispute with the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is threatened or imminent.

(q)           Intellectual Property Rights.  The Company and each Subsidiary own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change.  Neither the Company nor any Subsidiary has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(r)            All Necessary Permits, etc.  The Company and each Subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where any failure to possess the same, individually or in the aggregate, would not result in a Material Adverse Change, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(s)           Title to Properties.  The Company and each Subsidiary have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 2(j) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as are disclosed in the Prospectus or as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary.  The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

(t)            Tax Law Compliance.  The Company and each Subsidiary have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes due and payable by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(j) above in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any Subsidiary has not been finally determined.

(u)           Company Not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)           Insurance.  The Company and each Subsidiary are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and any Subsidiary against theft, damage, destruction, acts of vandalism and earthquakes.  The Company has no reason to believe that it or the Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Since April 23, 1998, neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(w)          No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(x)            Related Party Transactions.  There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Prospectus which have not been described as required.

(y)           No Unlawful Contributions or Other Payments.  Neither the Company nor any Subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(z)            ERISA Compliance.  The Company and each Subsidiary and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any Subsidiary or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company or any Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or any Subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any Subsidiary or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, any Subsidiary or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, any Subsidiary nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, any Subsidiary or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(aa)         Exchange Act Compliance.  The Company has filed on a timely basis all reports and other documents required to be filed by it under the Exchange Act.  All such reports and documents, as well as any such reports and documents filed by the Company from the date of this Agreement through the Second Closing Date, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and when filed, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(bb)         Accounting Controls and Methodology.  Each of the Company and the Subsidiaries has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports filed or submitted under the Exchange Act is accumulated and communicated to the Company’s and the Subsidiaries’ management, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.  Since the date of the most recent balance sheet reviewed or audited by the Company’s auditors, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.  Since the date of the most recent balance sheet reviewed or audited by the Company’s and the Subsidiaries’ auditors, the audit committee of the board of directors of the Company has not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s and the Subsidiaries’ ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s and the Subsidiaries’ internal controls.

(cc)         Doing Business with Cuba.  The Company confirms as of the date hereof that it is in compliance with all provisions of Section 517.075 of the Florida Statutes, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement has become effective with the Commission or with the Florida Department of Financial Services (the “Department”), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company’s business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters on the First Closing Date or the Second Closing Date shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 3.          Representations, Warranties and Covenants of the Selling Stockholders.  Each Selling Stockholder, severally and not jointly, hereby represents, warrants and covenants to each Underwriter as follows:

(a)           The Underwriting Agreement and the Pricing Agreement.  This Agreement and the Pricing Agreement have been duly executed and delivered by or on behalf of such Selling Stockholder (and in the case of each Selling Stockholder that is a trust, corporation or other legal entity, have been duly authorized by or on behalf of such Selling Stockholder), and are valid and binding agreements of such Selling Stockholder, enforceable in accordance with their terms, except as rights to indemnification or contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(b)           The Custody Agreement and Power of Attorney.  Each of the (i) Custody Agreement signed by or on behalf of such Selling Stockholder and the Company, as custodian

(the “Custodian”), relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder’s attorneys-in-fact (each, an “Agent”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), has been duly executed and delivered by or on behalf of such Selling Stockholder (and in the case of each Selling Stockholder that is a trust, corporation or other legal entity, have been duly authorized by or on behalf of such Selling Stockholder), and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification or contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c)           Title to Shares to be Sold; All Authorizations Obtained.  Such Selling Stockholder has, and on the First Closing Date and the Second Closing Date (as defined below) will have, good and valid title to all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date or, in the case of Shares to be acquired by such Selling Stockholder upon the exercise of stock options, the vested right to acquire such Shares upon such exercise, and the legal right and power, and all authorizations and approvals required by law to enter into this Agreement, the Custody Agreement and its Power of Attorney, to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(d)           Delivery of the Shares to be Sold.  Delivery of the Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim (other than any arising out of an action taken by an Underwriter).

(e)           Non-Contravention; No Further Authorizations or Approvals Required.  The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Pricing Agreement, the Custody Agreement and its Power of Attorney, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein and therein contemplated, will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, any agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except for any such contravention, conflict, breach or Default as to which the Company has obtained prior to the date hereof a valid waiver (a copy of which has been delivered to counsel for the Underwriters) and any such consent as has been obtained by the Company prior to the date hereof (a copy of which has been delivered to counsel for the Underwriters).  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act or applicable state securities or blue sky laws and from the NASD.

(f)            No Registration or Other Similar Rights.  Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived or complied with.

(g)           No Further Consents, etc.  No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby, except any such consent, approval or waiver as has been obtained by such Selling Stockholder prior to the date hereof, a copy of which has been delivered to counsel for the Underwriters.

(h)           Disclosure Made by Such Selling Stockholder in the Prospectus.  All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.  Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in the Prospectus under the caption “Principal and Selling Stockholders” (both prior to and after giving effect to the sale of the Shares).

(i)            No Price Stabilization or Manipulation.  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(j)            Registration Statement and Prospectus.  Such Selling Stockholder has reviewed the Registration Statement and the Prospectus and, to the knowledge of such Selling Stockholder,

neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  Such Selling Stockholder has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may have a Material Adverse Change and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Underwriters or to counsel for the Underwriters on the First Closing Date or the Second Closing Date shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

Such Selling Stockholder will not, without the prior written consent of J.P. Morgan Securities Inc. and William Blair & Company, L.L.C. (together, the “Joint Bookrunners”) (which consent may be withheld at the sole discretion of the Joint Bookrunners), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act, except that a 90-day period shall be used rather than the 60-day period set forth therein) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date hereof; provided, however, that such Selling Stockholder may sell or otherwise transfer any such shares or securities (i) to the Company and (ii) to immediate family members of such Selling Stockholder as a bona fide gift, or to equity holders of such Selling Stockholder, provided such persons agree in writing with the Joint Bookrunners not to sell, offer, dispose of or otherwise transfer any such shares or securities during such 90-day period without the prior written consent of the Joint Bookrunners (which consent may be withheld at the sole discretion of the Joint Bookrunners).  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or on the First Closing

Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

SECTION 4.          Purchase, Sale and Delivery of Shares.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders, respectively, 710,000 Firm Shares from the Company and the respective number of Firm Shares set forth opposite the names of the Selling Stockholders in Schedule B hereto on the pricing terms as set forth in the Pricing Agreement.  The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 710,000, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement.  The obligation of each Underwriter to each Selling Stockholder shall be to purchase from such Selling Stockholder the number of full shares which (as nearly as practicable, as determined by you) bears to that number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule B hereto, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement.  The initial public offering price and other pricing terms shall be set forth in the Pricing Agreement.

At 10:00 A.M., New York City Time, on June 29, 2005, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company and the Custodian will deliver to you at the offices of counsel for the Company or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, respectively, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company and the Custodian.  Such time of delivery and payment is herein referred to as the “First Closing Date.” The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company and the Custodian prior to 10:00 A.M., New York City Time, on the second business day preceding the First Closing Date, and will be made available at the Company’s expense for checking and packaging by the Representatives at 10:00 A.M., New York City Time, on the business day preceding the First Closing Date.  Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Company.

In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of

284,884 Option Shares, on the same pricing terms as the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of this Agreement upon notice by you to the Company and the Agents setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered.  Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the “Second Closing Date,” shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise.  The number of Option Shares to be purchased from the Company and the Selling Stockholders shall be the respective number of Option Shares set forth opposite the names of the Company and the Selling Stockholders in Schedule B hereto.  The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Company and the Selling Stockholders pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make).  Certificates for the Option Shares will be made available at the Company’s expense for checking and packaging at 10:00 A.M., New York City Time, on the business day preceding the Second Closing Date.  The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

You have advised the Company and the Selling Stockholders that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to give receipt therefor.  You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

SECTION 5.          Covenants of the Company.  The Company covenants and agrees that:

(a)           The Company will notify you and the Selling Stockholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also notify you and the Selling Stockholders promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

(b)           The Company will give you and the Selling Stockholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b), and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Stockholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

(c)           If the Company elects to rely on Rule 434 of the Securities Act, the Company will prepare a term sheet that complies with the requirements of Rule 434.  If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the Securities Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement.  If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York City on the business day immediately succeeding the date of the Pricing Agreement.

(d)           If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the Securities Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(e)           Neither the Company nor any of the Subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

(f)            Neither the Company nor any of the Subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

(g)           Not later than October 11, 2006 the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Securities Act.

(h)           During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus, the Incorporated Documents and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the Securities Act.

(i)            The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares.  The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

(j)            During the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; and (iii) as soon as available, of each report of the Company mailed to stockholders.  Any report or release accessible to the public in electronic format on the website of the Commission or the Company shall be deemed furnished hereunder.

(k)           The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

(l)            If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.  If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement.  If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

(m)          During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market.

(n)           During the period of 90 days following the date of the Prospectus, the Company will not, without the prior written consent of the Joint Bookrunners (which consent may be withheld at the sole discretion of the Joint Bookrunners), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may do any or all of the following:  (i) issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus; (ii) file one or more registration statements on Form S-8 covering shares of Common Stock issuable pursuant to any stock option or stock purchase plan described in the Prospectus; or (iii) issue shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock, constituting “restricted securities” as defined in the rules and regulations of the Securities Act, (x) as payment for all or part of the purchase price of an acquisition by the Company of another company or business, provided the total number of shares of Common Stock issuable in connection with such acquisition or acquisitions (including shares issuable upon exchange, exercise or conversion of any other securities of the Company issued in connection therewith) does not exceed 500,000 shares in the aggregate (subject to appropriate adjustment in the event of any stock split, stock dividend, combination of shares or the like) or (y) in exchange for the GBP 2.1 million in loan notes issued by the Company as partial consideration in connection with its June 16, 2005 acquisition of Economics of Competition and Litigation Limited.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

SECTION 6.          Payment of Expenses.  Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company’s obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all Incorporated Documents, exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and a blue sky memorandum relating to the Shares, (ii) all costs, fees and expenses (including legal fees not to exceed $3,000 and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD, (iii) all fees and expenses of the Company’s transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters, and (iv) all costs and expenses incurred by the Company in connection with any “road show” presentation to potential investors.

The provisions of this Section shall not affect any agreement which the Company and the Selling Stockholders may make for the allocation or sharing of such expenses and costs.

SECTION 7.          Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

(a)           The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) has become effective under the Securities Act, the Prospectus was filed with the Commission in the manner specified in and within the time period required by Rule 424(b), no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, the Selling Stockholders or you, are contemplated by the Commission.  If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)).  If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

(b)           The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representatives.

(c)           The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

(d)           You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or the Subsidiaries, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

(f)            The Shares to be delivered on the First Closing Date or the Second Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, or, if such approval is not required, the Nasdaq National Market shall have received notice of the issuance of such Shares in accordance with the rules thereof.

(g)           The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the First Closing Date or the Second Closing Date, as the case may be.

(h)           Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(i)            There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

(i)            An opinion of Foley Hoag LLP, counsel for the Company and for the Selling Stockholders, addressed to you and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

(1)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of The Commonwealth of Massachusetts;

(2)           The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement;

(3)           The Company is duly qualified as a foreign corporation to transact business and is in good standing in the States of Illinois, New York, Texas, California, Pennsylvania, and Utah;

(4)           Each of CRA Security Corporation and NeuCo, Inc. has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best knowledge of such counsel, is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts;

(5)           The Company is the record owner of all of the outstanding capital stock of CRA Security Corporation, and to the best knowledge of such counsel, such stock is owned free and clear of any perfected encumbrances or security interests; all of the issued and outstanding capital stock of CRA Security Corporation has been duly authorized, validly issued and is fully paid and nonassessable;

(6)           Immediately prior to the issuance and sale of the Shares pursuant to this Agreement on the date hereof, the authorized capital stock of the Company was comprised of 25,000,000 shares of Common Stock, without par value, and 1,000,000 shares of Preferred Stock, without par value, none of which were outstanding of record.  The capital stock of the Company (including the Common Stock) conforms to the descriptions thereof set forth in the Prospectus under the heading “Description of Capital Stock.”  The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the Business Corporation Law of The Commonwealth of Massachusetts.  The description of the Company’s stock option and stock purchase plans set forth in the Prospectus is an accurate and fair description in all material respects of such plans;

(7)           No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the Business Corporation Law of The Commonwealth of Massachusetts or (ii) to the best knowledge of such counsel, otherwise;

(8)           The execution and delivery of this Agreement and the Pricing Agreement by the Company and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action, and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnification or contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles;

(9)           The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable;

(10)         Based solely on the oral advice of the staff of the Commission, the Registration Statement has been declared effective by the Commission under the Securities Act.  To the best knowledge of such counsel, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and, to the best knowledge of such counsel, no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.  Any required filing of the Prospectus under Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b);

(11)         The Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus (including any document incorporated by reference therein), as of their respective effective or issue dates (other than the financial statements and supporting schedules included or incorporated by reference therein, as to which no opinion need be rendered), comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.  Such counsel may state that it is rendering no opinion as to the accuracy of any financial or accounting data contained therein;

(12)         The statements (i) in the Prospectus under the captions “Description of Capital Stock,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” and “Business—Legal Proceedings,” and (ii) in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company’s charter or by-law provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein;

(13)         To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein;

(14)         To the best knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects;

(15)         No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the execution, delivery and performance by the Company of the Underwriting Agreement and the Pricing Agreement, the issuance and sale of the Shares to be sold by the Company, and consummation by the Company of the transactions contemplated by the Underwriting Agreement and by the Prospectus, except as required under the Securities Act or applicable state securities or blue sky laws and from the NASD;

(16)         The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification and contribution sections of this Agreement, as to which no opinion need be rendered) (i) will not result in any violation of the provisions of the charter, bylaws or other organizational documents of the Company; (ii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement filed as an exhibit to any annual, quarterly or current report incorporated by reference in the Prospectus; or (iii) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company;

(17)         The Company is not, and after receipt of payment for the Shares sold by it will not be, an “investment company” within the meaning of the Investment Company Act;

(18)         To the best knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived or complied with;

(19)         This Agreement and the Pricing Agreement have been duly executed and delivered by or on behalf of, and are valid and binding agreements of, each Selling Stockholder, enforceable against each Selling Stockholder in accordance with their respective terms, except as rights to indemnification or contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles;

(20)         The execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of his or her obligations under, this Agreement, the Pricing Agreement and the Custody Agreement and his or her Power of Attorney will not, to the best knowledge of such counsel, violate or contravene any provision of applicable law or regulation;

(21)         Each Selling Stockholder is the sole record owner of all of the Shares which may be sold by such Selling Stockholder under this Agreement and, to the best knowledge of such counsel, has the legal right and power to enter into this Agreement and the Custody Agreement and his or her Power of Attorney, to sell, transfer and deliver all of the Shares which may sold by such Selling Stockholder under this Agreement and to comply with his or her other obligations under this Agreement, the Custody Agreement and his or her Power of Attorney;

(22)         Each of the Custody Agreement and the Power of Attorney of each Selling Stockholder has been duly executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling

Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as rights to indemnification or contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles;

(23)         Assuming that the Underwriters purchase the Shares which are sold by such Selling Stockholder pursuant to this Agreement for value and without notice of any adverse claim (within the meaning of Section 8-303 of Chapter 106 of the Massachusetts General Laws) to the Shares, the delivery of such Shares pursuant to this Agreement will pass good and valid title to such Shares, free and clear of any such adverse claim; and

(24)         To the best knowledge of such counsel, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except as required under the Securities Act or applicable state securities or blue sky laws, and from the NASD.

Certain of the opinions as set forth above may be limited by such counsel as follows:  In basing the opinions and other matters set forth herein on the “knowledge of such counsel,” the words “to the best knowledge of such counsel” signify that, in the course of such counsel’s representation of the Company and the Selling Stockholders as aforesaid, no information has come to such counsel’s attention that has given counsel actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates and information on which counsel has relied are not true and complete in all material respects.  Except as stated herein, the words “to the best knowledge of such counsel” and similar language used in certain of the opinions set forth above (i) are limited to the knowledge of the lawyers currently within such counsel’s firm who have worked on the transactions contemplated by this Agreement, (ii) in the case of the opinion expressed in numbered paragraph 13 above, the knowledge of lawyers currently within such counsel’s firm who have given substantive attention to transactions or litigation involving the Company, and (iii) in the case of the opinion expressed in numbered paragraph 10 above, the knowledge of lawyers currently within such counsel’s firm who have given substantive attention to transactions involving the Company during the two year period prior to the date hereof.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, and (except as specifically set forth in this opinion) have not made any independent confirmation or verification thereof, on the basis of the foregoing, nothing has come to their attention which would lead them to believe either that the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial data or other data derived therefrom, included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than those of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Representatives, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(ii)           Such opinion or opinions of Winston & Strawn LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to such matters as may be reasonably requested by the Underwriters, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they reasonably request for the purpose of enabling them to pass upon such matters.

(iii)          A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

(1)           the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(2)           the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

(iv)          A certificate of each Selling Stockholder dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations, warranties and covenants of such Selling Stockholder set forth in Section 3 of this Agreement are true and correct as of such date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Stockholder to be performed or satisfied at or prior to such date.

(v)           At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from Ernst & Young LLP, independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule C.  There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

(vi)          Such further certificates and documents as you may reasonably request.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Winston & Strawn LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld.  The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you reasonably request.

If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or any Selling Stockholder, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

SECTION 8.          Reimbursement of Underwriters’ Expenses.  If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you in connection with the proposed purchase and the sale of the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and Section 10 shall at all times be effective and shall apply.

SECTION 9.          Effectiveness of Registration Statement.  You, the Company and the Selling Stockholders will use your, its and their reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

SECTION 10.        Indemnification.  (a) The Company and each Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, officers, directors and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, affiliate, officer, director or employee or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Selling Stockholder will be liable in any such case to the extent that (i) any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Securities Act.  In addition to their other obligations under this Section 10(a), the Company and the Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s and the Selling Stockholders’ obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

Without limiting the full extent of the Company’s agreement to indemnify each Underwriter, as herein provided, the liability of each Selling Stockholder under the indemnity and reimbursement agreements in this Section, or otherwise for a breach of such Selling Stockholder’s representations or warranties set forth in this Agreement, shall be limited to an amount equal to the public offering price of the Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus.  The Company and the Selling Stockholders may agree, among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

(b)           Each Underwriter will severally (but not jointly) indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each Selling Stockholder and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the information in the Prospectus set forth in the 3rd, 8th, 14th and 15th paragraphs, and the last sentence of the 16th paragraph, of the section entitled “Underwriting”; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.  In addition to their other obligations under this Section 10(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b), they will reimburse the Company and the Selling Stockholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 10 except to the extent that the indemnifying party was materially prejudiced by such failure to notify, nor shall any such failure to notify relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under this

Section 10.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties who are parties to such action (in addition to any single local counsel)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person.

(d)           If the indemnification provided for in this Section 10 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Selling Stockholders, as the total price paid to the Company and the Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and, in the case of the Underwriters, as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount, in each case as contemplated by the Prospectus.  The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 10(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, nor shall any Selling Stockholder be required to contribute any amount in excess of the public offering price of the Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10(d) are several in proportion to their respective underwriting commitments and not joint.

(e)           The provisions of this Section 10 shall survive any termination of this Agreement.

SECTION 11.        Default of Underwriters.  It shall be a condition to the agreement and obligation of the Company and the Selling Stockholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof.  If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting

Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date.  If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company and the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof.

In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 12.        Effective Date.  This Agreement shall become effective immediately as to Sections 6, 8, 10 and 13 and as to all other provisions at 10:00 A.M., New York City Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company and the Selling Stockholders or by release of any Shares for sale to the public.  For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising the Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

SECTION 13.        Termination.  Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

(a)           This Agreement may be terminated by the Company by notice to you and the Selling Stockholders, or by you by notice to the Company and the Selling Stockholders, at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company or the Selling Stockholders (except to the extent provided in Section 10 hereof).

(b)           This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 4, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on or by the NASD or the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by New York or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares.  Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders (except to the extent provided in Section 10 hereof) or on the part of the Company or the Selling Stockholders to any Underwriter or the Selling Stockholders (except for expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof).

SECTION 14.        Representations and Indemnities to Survive Delivery.  The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

SECTION 15.        Notices.  All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o J.P. Morgan Securities Inc., 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: Syndicate Desk, with a copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: R. Cabell Morris, Esq.; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, Attention: Peter M. Rosenblum, Esq.; and if sent to the Selling Stockholders will be mailed, delivered or telegraphed and confirmed to the Agents and the Custodian at such address as they have previously furnished to the Company and the Representatives, with a copy to Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, Attention: Peter M. Rosenblum, Esq.

SECTION 16.        Successors.  This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 17.        Representation of Underwriters.  You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

SECTION 18.        Partial Unenforceability.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

SECTION 19.        Applicable Law.  This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.

Very truly yours,

CRA INTERNATIONAL, INC.

By:	/s/ James C Burrows
President and Chief Executive Officer

EACH OF THE SELLING STOCKHOLDERS

By:	/s/ James C Burrows
Agent and Attorney-in-Fact

The foregoing Agreement is hereby

confirmed and accepted as of

the date first above written.

J.P. MORGAN SECURITIES INC.

WILLIAM BLAIR & COMPANY, L.L.C.

PIPER JAFFRAY & CO.

ADAMS HARKNESS, INC.

Acting as Representatives of the

Several Underwriters named in

Schedule A

By: J.P. Morgan Securities Inc.

By:	/s/ Edward Allegaert
Vice President

SCHEDULE A

Underwriter	Number of Firm Shares to be Purchased

J.P. Morgan Securities Inc.	712,211

William Blair & Company, L.L.C.	712,210

Piper Jaffray & Co.	284,884

Adams Harkness, Inc.	189,922

TOTAL	1,899,227

SCHEDULE B

	Number of Firm Shares to be Sold	Number of Option Shares to be Sold

Company	710,000	200,000

Selling Stockholders:
James C. Burrows	46,557	3,443
Franklin M. Fisher	93,114	6,886
Steven C. Salop	69,425	5,135
Rowland T. Moriarty	58,847	4,352
Carl Shapiro	18,971	1,403
Robert J. Larner	21,826	1,614
Christopher Maxwell	24,023	1,777
William F. Concannon	23,278	1,722
Michael A. Kemp	23,278	1,722
Richard S. Ruback	48,419	3,581
Arnold J. Lowenstein	28,135	2,081
Firoze E. Katrak	57,377	4,243
William G. Burnett	34,824	2,576
Gregory K. Bell	25,953	1,919
Bridger M. Mitchell	45,361	3,355
Jagdish C. Agarwal	38,735	2,865
Thomas R. Overstreet	38,735	2,865
Stanley M. Besen	24,208	1,792
Stephen H. Kalos	12,570	930
Bradford Cornell	12,105	895
Monica G. Noether	22,999	1,701
John R. Woodbury	21,206	1,568
Kenneth L. Grinnell as Trustee for The James C. Burrows Irrevocable Trust 1998, Art. Second	24,210	1,790
Raju Patel	24,209	1,791
W. David Montgomery	24,856	1,838
Daniel Brand	22,273	1,647
Steven R. Brenner	19,554	1,446
Eads Family LLC	22,273	1,647

John E. Parsons	24,585	1,818
Robert M. Spann	19,368	1,432
Jenny Fitz Moriarty as Trustee of the Rowland T. Moriarty Irrevocable Trust 1998	18,574	1,374
Gary L. Roberts	18,594	1,375
Salop Irrevocable GST-Taxable Trust 1998	17,431	1,289
Salop Irrevocable GST-Exempt Trust 1998	17,431	1,289
Joen E. Greenwood	13,967	1,033
Abraham S. Fisher	9,311	689
The J. Phillip Cooper Irrevocable Trust, 2000	20,951	1,549
Naomi L. Zikmund-Fisher	6,858	507
Abigail S. Fisher	7,883	583
Michael Mayer	6,147	—
Besen Family Trust	9,684	716
Paul R. Milgrom	9,684	716
Elaine M. Ruback as Trustee of the Ruback Children’s Family Trust	9,684	716
Daniel McGavock	5,559	—
Douglas R. Bohi	5,200	—
John E. Parsons Charitable Foundation, Inc.	4,842	358
Abraham S. Fisher GST Trust	4,819	356
Gail Roberts	5,657	—
Michael Tate	3,609	—
John Bone	3,249	—
The Abigail S. Fisher GST Trust	3,380	250
Naomi L. Fisher GST Trust	3,380	250
Christopher Bokhart	2,782	—
Brian Cody	2,259	—
Shirley Webster	2,259	—
Patrick McLane	2,259	—
Girls Incorporated	1,000	—
National Outdoor Leadership School	1,000	—
President and Fellows of Harvard College	500	—

TOTAL	1,899,227	284,884

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SCHEDULE C

Comfort Letter of Ernst & Young LLP

(1)           They are independent auditors with respect to the Company and the Subsidiaries within the meaning of the Securities Act.

(2)           In their opinion the consolidated financial statements of the Company and the Subsidiaries audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the SEC.

(3)           On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company responsible for financial and accounting matters as to transactions and events subsequent to November 27, 2004, a reading of minutes of meetings of the stockholders and directors of the Company and the Subsidiaries since November 27, 2004, a reading of the latest available interim unaudited consolidated financial statements of the Company and the Subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited condensed consolidated financial statements of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC or that any material modification should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles, and (ii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or increase in long-term debt of the Company and the Subsidiaries on a consolidated basis or any decrease in consolidated net current assets or consolidated stockholders’ equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the preceding year, in consolidated net sales or in the total or per share amounts of consolidated net income before extraordinary items or of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

(4)           They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the accounting records of the Company and the Subsidiaries or amounts in analyses prepared by the Company and the Subsidiaries from their accounting records.

2

EXHIBIT A

CRA INTERNATIONAL, INC.

1,899,227 SHARES COMMON STOCK (2)

PRICING AGREEMENT

June 23, 2005

J.P. Morgan Securities Inc.

William Blair & Company, L.L.C.

Piper Jaffray & Co.

Adams Harkness, Inc.

As Representatives of the Several

Underwriters

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York  10172

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated June 23, 2005 (the “Underwriting Agreement”) relating to the sale by the Company and the Selling Stockholders and the purchase by the several Underwriters, for whom J.P. Morgan Securities Inc., William Blair & Company, L.L.C., Piper Jaffray & Co., and Adams Harkness, Inc., are acting as representatives (the “Representatives”), of the above Shares.  All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

Pursuant to Section 4 of the Underwriting Agreement, the Company and each of the Selling Stockholders agree with the Representatives as follows:

1.             The initial public offering price per share for the Shares shall be $53.750.

2.             The purchase price per share for the Shares to be paid by the Underwriters shall be $51.197, being an amount equal to the initial public offering price set forth above less $2.553

(2) Plus an option to acquire up to 284,884 additional shares to cover overallotments.

per share; provided, however, that with respect to Shares that are currently represented by options that will be exercised concurrent with the closing of the offering, the purchase price per share for such Shares to be paid by the Underwriters shall be the initial public offering price set forth above.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.

Very truly yours,

CRA INTERNATIONAL, INC.

By:	/s/ James C Burrows

President and Chief Executive Officer

EACH OF THE SELLING STOCKHOLDERS

By:	/s/ James C Burrows
Agent and Attorney-in-Fact

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

J.P. MORGAN SECURITIES INC.

WILLIAM BLAIR & COMPANY, L.L.C.

PIPER JAFFRAY & CO.

ADAMS HARKNESS, INC.

Acting as Representatives of the

Several Underwriters

By: J.P. Morgan Securities Inc.

By:	/s/ Edward Allegaert
Vice President

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EXHIBIT B

FORM OF LOCK-UP AGREEMENT

June , 2005

J.P. Morgan Securities Inc.

William Blair & Company, L.L.C.

Piper Jaffray & Co.

Adams Harkness, Inc.

As Representatives of the Several Underwriters

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York  10172

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among CRA International, Inc., a Massachusetts corporation (the “Company”), each of the Selling Stockholders named therein and each of you as representatives of a group of Underwriters named therein relating to an underwritten public offering of Common Stock, no par value, of the Company (the “Common Stock”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act, except that a 90-day period shall be used rather than the 60-day period set forth therein) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for the period commencing on the date hereof through the close of trading on the date 90 days after the date of the Underwriting Agreement without the prior written consent of J.P. Morgan Securities Inc. and William Blair & Company, L.L.C. (together, the “Joint Bookrunners”) (which consent may be withheld at the sole discretion of the Joint Bookrunners); provided, however, that the undersigned may sell or otherwise transfer any such shares or securities (i) to the Company and (ii) to immediate family members of the undersigned as a bona fide gift, or to equity holders of the undersigned, provided such persons agree in writing with the Joint Bookrunners not to sell, offer, dispose of or otherwise transfer any such shares or securities during such specified period without the prior written consent of the Joint Bookrunners (which consent may be withheld at the sole discretion of the Joint Bookrunners).  Notwithstanding the foregoing, if (1) during the last 17 days of the specified restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the specified restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such specified period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The provisions of this agreement are in addition to any restrictions imposed by that certain Stock Restriction Agreement dated as of April 17, 1998, as amended, of which the undersigned may be a party.  If for any reason the offering of Common Stock shall not have occurred by September 30, 2005, or the Company decides to terminate the proposed offering of Common Stock, the agreement set forth above shall be terminated.

Very truly yours,

[Name and address of Selling Stockholder]

2